UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 5, 2006
(Date of earliest event reported)

THINK PARTNERSHIP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

28050 US 19 North

Suite 509

Clearwater, Florida 33761
(Address of Principal Executive Offices)

(727) 796-0255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

                On June 5, 2006 Dominic L. Ragosta resigned from the board of directors of the Company and as a member of its audit and nominating committees.

Item 8.01               Other Events

The Company is filing this Current Report on Form 8-K to update and supercede the risk factors previously set forth in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 as modified by the Company’s disclosure in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.  Additionally, we are filing this Current Report on 8-K to update the beneficial ownership chart contained in our Annual Report on Form 10-KSB for the year ended December 31, 2005 and to make certain disclosures regarding a loan made from our interim chief executive officer to our former chief executive officer.

RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered only by those persons who are able to afford a loss of their entire investment.  In evaluating our business, prospective investors should carefully consider the following risk factors.

Our limited operating history and relatively new business model in emerging and rapidly evolving markets make it difficult to evaluate our future prospects.  We have only a limited operating history, have lost money during three of the last five years ended December 31, 2005 and during the first quarter of 2006.  There is no assurance we will generate net income in future periods.  Failure to generate net income could have a material adverse effect on the trading price of our common stock.

We may be unable to successfully integrate acquired businesses or manage the growth of these businesses.  Since 2002, we have acquired a total of fourteen companies.  There is no assurance we will be able to integrate widely dispersed operations with different corporate cultures, operating margins, competitive environments, computer systems, compensation schemes, business plans and growth potential. Failure to successfully integrate acquired businesses could have a material adverse effect on our results of operations, financial condition and the trading price of our common stock.

If we are unable to successfully restructure or amend our loan agreement with Wachovia Bank, N.A., we may be in default of the terms thereof.  Our loan agreement with Wachovia contains a covenant prohibiting us from incurring in excess of an aggregate of $5 million of indebtedness, excluding obligations to Wachovia and a covenant which requires us to maintain a total debt to EBITDA ratio of not greater than 2:00 to 1:00, as measured at the end of each calendar quarter.  We have been advised that the preferred stock issued in the private placement, completed April 5, 2006, will most likely be classified as debt on our balance sheet.  Although we do not believe that Wachovia will object to the preferred stock being treated as debt for balance sheet purposes, we have not received a formal waiver from Wachovia.  There is no assurance that we will receive a formal waiver or otherwise be able to negotiate an acceptable amendment to our loan agreement with Wachovia.  Failure to obtain a waiver or an acceptable amendment could cause us to be in default under the Wachovia loan documents entitling Wachovia to exercise its remedies under the documents, including, but not limited to, accelerating all amounts due under the loan documents and prohibiting us from drawing any further amounts under the line of credit, all of which could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

We have agreed, and may agree in the future, to pay additional amounts in connection with acquisitions.  As part of the agreements to acquire certain of our operating subsidiaries, we agreed to pay the stockholders of these entities additional consideration, or contingent payments, if the financial performance of these respective entities satisfy certain financial hurdles.  As of June 2, 2006, the cash portion of these potential contingent payments totaled approximately $41.4 million. There is no assurance that we will have cash available to pay these amounts if these financial hurdles are satisfied.  Thus, we may have to borrow additional monies or sell additional equity to raise the needed funds, all of which may have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

We lack long-term contracts with clients.  Few of our clients retain us under contracts longer than twelve months.  As a result, our revenues may be difficult to predict and may vary significantly.  Because we sometimes incur costs based on expectations of future revenues, our failure to predict future revenues accurately could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Our brands are not well known.  We have not been able to develop widespread awareness of our brands.  Moreover, our brands may be closely associated with the success or failure of some of our Internet clients, some of whom are pursuing unproven business models in competitive markets.  Lack of brand awareness or the failure or difficulty of one of our clients may damage our reputation, all of which could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Our business depends in part on the growth and maintenance of the Internet and telecommunications infrastructure.  The success of our business depends in part on the continued growth and maintenance of the Internet and telecommunications infrastructure.  This includes maintaining a reliable network backbone with the necessary speed, data capacity and security for providing reliable Internet services.  Internet infrastructure may be unable to support the demands placed on it if the number of Internet users continues to increase or if existing or future Internet users access the Internet more often or increase their bandwidth requirements.  We have no control over the providers of access services to the Internet.  Interruptions, delays or capacity problems with any points of access between the Internet and our websites could adversely affect our ability to provide services to users of our websites.  The temporary or permanent loss of all or a portion of our services on the Internet, the Internet infrastructure generally, or our users’ ability to access the Internet, could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

The telecommunications industry is a regulated industry.  Amendments to current regulations could disrupt or adversely affect the profitability of our business.  In addition, if any of our current agreements with telecommunications providers are terminated, we may not be able to replace the terminated agreement on favorable terms and conditions, if at all.  There can be no assurance that we will be able to renew any of our current agreements when they expire or expand our agreements on favorable terms, if at all, all of which could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Growth of our business depends upon increased adoption of the Internet and the use of search engines as a means for commerce.  The growth of our business depends heavily on the continued use and acceptance of the Internet and of search engines as a means for commerce.  If commercial use of the Internet and search engines does not continue to grow, or grows more slowly than expected, our business and prospects would be seriously harmed.  Individuals and businesses may reject the Internet or search engines as a viable commercial medium or marketing tool.  Failure of the Internet and search engines to grow as a means of commerce would have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

We compete with many companies, some of whom are more established and better capitalized than us.  We compete with a variety of companies on a worldwide basis both through the Internet and in traditional markets.  Some of these companies are larger and better capitalized than us.  There are also few barriers to entry in our markets and thus above average profit margins will likely attract additional competitors.  Our competitors may develop services that are superior to, or have greater market acceptance than our services.  For example, many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and larger customer bases than us.  These factors may allow our competitors to respond more quickly than we can to new or emerging technologies and changes in customer requirements.  Our competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies which may allow them to build larger registrant and membership bases.  In addition, current and potential competitors are making, and are expected to continue to make, strategic acquisitions or establish cooperative, and, in some cases, exclusive relationships with significant companies or competitors to expand their businesses or to offer more comprehensive products and services.  To the extent these competitors or potential competitors establish exclusive relationships with major portals, search engines and ISPs, our ability to reach potential members through online advertising may be restricted.  Any of these competitors could cause us difficulty in attracting and retaining registrants and converting registrants into members and could jeopardize our existing affiliate program and relationships with portals, search engines, ISPs and other Internet properties.  Failure to compete effectively including by developing and enhancing our services offerings would have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Search Engine Optimization may become more difficult or less desirable over time.  Search engines generally seek to rank websites based upon their degree of relevancy to the key words in question.  The search engines are frequently changing their algorithms and criteria in order to try to prevent their rankings from being manipulated creating a risk that over time the search engines may succeed in limiting the efficacy of our services either through continued refinement of their ranking system or in some other way hindering search engine optimization efforts.  The search engine optimization industry is relatively new with limited technological barriers to entry.  Increased competition over time may reduce the overall efficiency of our efforts as other competitors produce similar results for their clients.  Search engines are increasing the number of “pay per click” listings in their search results, generally lessening the desirability of our SEO services.  Although we perform “pay per click” campaign management, there is no assurance that the revenues from “pay per click” campaign management will offset any decline in demand for our SEO services.  All of these factors could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Increasing government regulations or taxation could adversely affect our business.  We are affected not only by regulations applicable to businesses generally, but also by federal, state, local and foreign laws, rules, regulations and taxes directly applicable to electronic communications, telecommunications and the Internet.  Laws and regulations related to the Internet are becoming more prevalent, and new laws and regulations are under consideration in various jurisdictions.  Many areas of law affecting the Internet remain unsettled, and it may take years to determine whether and how existing laws such as those governing consumer protection, intellectual property, libel and taxation apply to the Internet.  New, or amendments to existing laws and regulations, including laws and regulations that govern, restrict, tax or affect things such as user privacy, the pricing and taxation of goods and services offered over the Internet, the content of websites, access to websites, linking of websites, outgoing email solicitations, consumer protection and the characteristics and quality of products and services offered over the Internet could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

The ability of our online dating business to generate cash flow and operating profits depends on a number of factors that are difficult to predict.  The ability of our online dating business to generate cash flow and profits, if any, depends on acceptance of online dating services and our ability to, among other things, (1) create and increase brand awareness and attract and retain a large number of members and subscribers, including converting members into paying subscribers; (2) maintain current, and develop new, relationships with portals, search engines, ISPs and other Internet properties and entities capable of attracting individuals who might subscribe to our fee-generating services; (3) implement expansion plans or integrate newly acquired companies, including controlling the costs associated with expansion or acquisitions; (4) control general infrastructure costs including the amount and timing of operating and capital expenditures; (5) introduce new websites, features and functionality on a timely basis; (6) achieve economies of scale across our various websites; (7) protect our data from loss or electronic or magnetic corruption; (8) provide failure and disaster recovery programs; (9) upgrade our technology and protect our sites from technology failures; and (10) anticipate and adapt to changing Internet business strategies.  Failure to accurately predict or respond to these factors could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

We need to attract and retain a large number of paying members on an ongoing basis.  Our online dating business must attract and retain a large number of paying members.  To do so, we must continue to invest significant resources in order to enhance our existing products and services and to introduce new high-quality products and services.  There is no assurance we will have the resources, financial or otherwise, required to enhance or develop services.  Further, if we are unable to predict user preferences or industry changes, or if we are unable to modify our products and services on a timely basis, we may lose existing members and may fail to attract new registrants.  Failure to enhance or develop services or to respond to the needs of our members in an effective or timely manner could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Our member acquisition costs may increase significantly.  The member acquisition costs of our online dating business depend in part upon our ability to purchase advertising at a reasonable cost.  Advertising costs vary over time, depending upon a number of factors, some of which are beyond our control.  Historically, we have used online advertising as the primary means of marketing our services.  In general, the costs of online advertising have increased substantially and are expected to continue to increase as long as the demand for online advertising remains robust.  We may not be able to pass these costs on in the form of higher user fees.  Continuing increases in advertising costs could thus have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Our online dating business must keep pace with rapid technological change to remain competitive because our services are not well-suited to many alternate Internet access devices.  Our online dating business operates in a market characterized by rapidly changing technology, evolving industry standards, frequent new product and service announcements, enhancements, and changing customer demands.  We must adapt to rapidly changing technologies and industry standards and continually improve the speed, performance, features, ease of use and reliability of our services.  Introducing new technology into our systems involves numerous technical challenges, requires substantial amounts of capital and personnel resources, and often takes many months to complete.  We may not successfully integrate new technology into our websites on a timely basis, which may degrade the responsiveness and speed of our websites.  Technology, once integrated, may not function as expected.  In addition, the number of people who access the Internet through devices other than desktop and laptop computers, including mobile telephones and other handheld computing devices, has increased dramatically in the past few years.  The lower resolution, functionality and memory currently associated with mobile devices makes the use of our online dating services through mobile devices more difficult and generally impairs the member experience relative to access via desktop and laptop computers.  Failure to attract and retain a substantial number of mobile device users to our online dating services, or failure to develop services that are more compatible with mobile communications devices, or failure to generally keep pace with the rapid technological change could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Our online dating services may be interrupted due to problems with our server, our network hardware and software, or our inability to obtain network capacity.  The performance of our server and networking hardware and software infrastructure is critical to our business and reputation and our ability to attract Internet users, advertisers, members and e-commerce partners to our websites and to convert members to subscribers.  We have experienced occasional system interruptions as a result of unexpected increases in usage.  We cannot assure you we will not incur similar or more serious interruptions in the future.  An unexpected or substantial increase in the use of our websites could strain the capacity of our systems, which could lead to a slower response time or system failures.  Any slowdowns or system failures could adversely affect the speed and responsiveness of our websites and would diminish the experience for our members and visitors.  Further, if usage of our websites substantially increases, we may need to purchase additional servers and networking equipment to maintain adequate data transmission speeds, the availability of which may be limited or the cost of which may be significant.  Any system failure that causes an interruption in service or a decrease in the responsiveness of our websites could reduce traffic on our websites and, if sustained or repeated, could impair our reputation and the attractiveness of our brands all of which could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.  Furthermore, we rely on many different hardware and software systems.  Failure of these systems or inability to rapidly expand our transaction-processing systems and network infrastructure in response to a significant unexpected increase in usage could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

The failure to establish and maintain affiliate agreements and relationships could limit the growth of our online dating business.  We have entered into, and expect to continue to enter into, arrangements with affiliates to increase our member base, increase traffic to our websites and enhance our brands.  If any of the current agreements are terminated, we may not be able to replace the terminated agreement with an equally beneficial arrangement.  We cannot assure you that we will be able to renew any of our current agreements when they expire on acceptable terms, if at all.  We also do not know whether we will be successful in entering into additional agreements or that any relationships, if entered into, will be on terms favorable to us.  Failure to establish and maintain affiliate agreements and relationships could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Our online dating business relies on a number of third-party providers, and their failure to perform or termination of our relationships with them could harm our business.  We rely on third parties to provide important services and technologies to our online dating business, including third parties that manage and monitor our onsite data center, Internet services providers and credit card processors.  In addition, we license technologies from third parties to facilitate our ability to provide our services.  Any failure on our part to comply with the terms of these licenses could result in the loss of our rights to continue using the licensed technology, and we could experience difficulties obtaining licenses for alternative technologies.  Furthermore, any failure of these third parties to provide these and other services, or errors, failures, interruptions or delays associated with licensed technologies, could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Our online dating business may incur liability for information retrieved from or transmitted through its websites or websites linked to it.  Because our online dating business publishes or makes various information available on its websites or though linked websites, we may be sued for, or incur liability related to, defamation, civil rights infringement, negligence, copyright or trademark infringement, invasion of privacy, personal injury, product liability or other legal claims.  Our online dating business also offers email services subjecting us to liabilities or claims relating to unsolicited email or spamming, lost or misdirected messages, security breaches, illegal or fraudulent use of email or interruptions or delays in email service.

Our insurance does not specifically provide coverage for liability or expenses for these types of claims or losses.  Liability or expense relating to these types of claims could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Our online dating business could be significantly impacted by the occurrence of natural disasters such as hurricanes and other catastrophic events.  The data center for our online dating business is located in Clearwater, Florida and is therefore susceptible to damage from hurricanes or other tropical storms.  Although we believe we have adequate backup for this data in a secure location, we may not be able to prevent outages and downtime caused by these storms or other events out of our control, which could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

We must continually seek new members to maintain or increase our current level of revenue.  Internet users, in general, and users of online personal services specifically, freely navigate and switch among a large number of websites.  We cannot assure you that we will be able to add more members than we lose each month.  Failure to increase our membership on a cost-effective basis could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

The display of adult content on our websites could be restricted by regulation.  We display adult content on some of our websites.  The display of adult content is subject to significant regulation.  Changes or increases in these regulations could restrict our ability to provide adult content in various jurisdictions.  Any increase in these regulations or restrictions on the content that may be provided on our website could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

We face certain risks related to the physical and emotional safety of the users of our online dating websites.  We cannot control the offline behavior of users of our websites.  There is a possibility that one or more of the users of our websites could be physically or emotionally harmed following interaction with another user of our websites.  We do not screen the users of our websites, and cannot ensure personal safety on a meeting arranged following contact initiated via our websites.  If an unfortunate incident were to occur in a meeting of people following contact initiated on one of our websites or a website of one of our competitors, any resulting negative publicity could materially and adversely affect the online dating industry in general and our business in particular and could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.  In addition, the affected users of our websites might initiate legal action against us, which could cause us to incur significant expense, regardless of whether liability is imposed on us which could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.  Further, legislation is currently being considered in various jurisdictions that may require us to conduct background checks on the users of our online dating websites.  If legislation requiring us to perform background checks is enacted, we would incur additional costs and expenses to comply with these legislative requirements. These costs and expenses may be material and may have and adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

We may incur liability if we fail to adequately protect personal information.  Our online dating business handles personally identifiable information pertaining to our members and visitors residing in the United States as well as foreign countries.  Many jurisdictions have adopted privacy, security, and data protection laws and regulations intended to prevent improper use and disclosure of personally identifiable information.  In addition, some jurisdictions impose database registration requirements for which significant monetary and other penalties may be imposed for failure to comply.  These laws, which are subject to change and may be inconsistent, may impose costly administrative requirements, limit our handling of information, and subject us to increased government oversight and financial liabilities all of which could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Security breaches and inappropriate Internet use could damage our business.  Concerns over the security of transactions conducted on the Internet and the privacy of users may inhibit the growth of the Internet and other online services generally, and online commerce in particular.  Failure to successfully prevent security breaches could significantly harm our business and expose us to lawsuits.  Anyone who is able to circumvent our security measures could misappropriate proprietary information, including customer credit card and personal data, cause interruptions in our operations, or damage our brand and reputation.  Breach of our security measures could result in the disclosure of personally identifiable information and could expose us to legal liability.  We cannot assure you that our financial systems and other technology resources are completely secure from security breaches or sabotage.  We have experienced security breaches and attempts at “hacking.”  We may be required to incur significant costs to protect against security breaches or to alleviate problems caused by breaches.  Further, any well-publicized compromise of our security or the security of any other Internet provider could deter people from using our services or the Internet to conduct transactions that involve transmitting confidential information or downloading sensitive materials, which might adversely affect our online dating business.  All of these factors could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Computer viruses could damage our business.  Computer viruses, worms and similar programs may cause our systems to incur delays or other service interruptions and could damage our reputation and ability to provide our services and expose us to legal liability, all of which could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

We are exposed to risks associated with credit card fraud and credit payment.  Many of our customers use credit cards to pay for our services.  We have suffered losses, and may continue to suffer losses, as a result of membership orders placed with fraudulent credit card data, even though the associated financial institution approved payment.  Under current credit card practices, a merchant is liable for fraudulent credit card transactions when the merchant does not obtain a cardholder’s signature.  A failure to adequately control fraudulent credit card transactions would result in significantly higher credit card-related costs and could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Our future growth depends on our ability to retain certain key personnel.  Our ability to grow depends on our ability to retain certain key personnel, including Scott P. Mitchell, our president and interim chief executive officer.  On May 12, 2006, following the resignation of Mr. Gerard M. Jacobs as our chief executive officer, we appointed Mr. Mitchell to the position of interim chief executive officer.  Although we do have an employment agreement with Mr. Mitchell, we could be required to spend significant time, attention and money in finding his replacement should he no longer be employed by us and there is no assurance we would be able to find a similarly qualified replacement which could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

We may be unable to protect our intellectual property.  We cannot guaranty that we can safeguard or deter misappropriation of our intellectual property.  In addition, we may not be able to detect unauthorized use of our intellectual property and take appropriate steps to enforce our rights.  If former employees or third parties infringe or misappropriate our trade secrets, copyrights, trademarks or other proprietary information or intellectual property, our business could be seriously harmed.  In addition, although we believe that our proprietary rights do not infringe the intellectual property rights of others, other parties may assert infringement claims against us or claim that we have violated their intellectual property rights.  These claims, even if not true, could result in significant legal and other costs all of which could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

We may not be able to complete the sale of our Consumer Services Segment. We have signed a letter of intent to sell our Consumer Services segment to Mountains West Exploration Inc. for, among other things, an aggregate of $21 million in cash and stock valued at $9 million. There is no assurance that this proposed transaction will be completed on terms acceptable to us, if at all. If we are unable to complete the sale of our Consumer Services segment, we may need to spend additional monies to fund member acquisition costs and to integrate new technologies to improve the speed, performance, features, ease of use and reliability of our consumer services. Additionally, if usage of our websites substantially increases, we may need to purchase additional servers and networking equipment to maintain adequate data transmission speeds, the availability of which may be limited or the cost of which may be significant.

We have experienced significant debt collection issues and bad debt writeoffs in our search engine enhancement business.  In connection with our search engine enhancement business, our contracts have typically permitted our customers to pay us for services in equal monthly installments over the life of the contract.  This payment structure has involved our search engine enhancement business in significant debt collection issues during the past year, and has resulted in significant bad debt writeoffs.  As described herein, we have made changes to the payment terms of the contracts for certain new clients.  There can be no assurance, however, that these changes will reduce our debt collection issues or bad debt writeoffs in the future.  Additionally, these changes may adversely affect our ability to enter into new contracts for search engine enhancement services.  All of these factors may have a material adverse effect on our results of operations, financial condition, business prospects and the trading price of our common stock.

The terms and conditions of any acquisition could require us to take actions that would not require your approval.  We may issue additional shares of common or preferred stock, borrow money or issue debt instruments including debt convertible into capital stock to complete future acquisitions.  Not all of these actions would require your approval even if these actions dilute your economic or voting interest as a shareholder.

We have not paid dividends since our inception and do not expect to do so in the foreseeable future.  We have never paid dividends on our common stock and have no plans to do so for the foreseeable future.  We presently anticipate that all earnings, if any, will be retained to develop our business and acquire additional companies and assets.

                Certain provisions of Nevada corporate law may limit or discourage actions in your best interest.  Certain provisions of Nevada corporate law limit the circumstances under which a person or entity may acquire a controlling interest in the stock of a Nevada corporation or cause a merger, consolidation or other “combination” to occur involving a Nevada corporation.  These laws may discourage companies or persons interested in acquiring a significant interest in or control of us, or delay or make an acquisition or transaction more difficult or expensive to consummate, regardless of whether the acquisition or transaction is in the best interest of our stockholders all of which may limit or prevent you from receiving a “control premium” for your common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table shows the amount of common stock beneficially owned (unless otherwise indicated) by our directors, our executive officers and the directors and executive officers as a group and each person known to us to be the beneficial owner of more than five percent (5%) of our common stock, based on a review of filings with the Securities and Exchange Commission.  The beneficial ownership percentages are based on a total of 49,712,615 shares outstanding as of June 2, 2006.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned As of June 2, 2006	Percent of shares of Common Stock Outstanding
Roberti Jacobs Family Trust (2)	5,949,726	12.0%
Brady Whittingham	3,629,887	7.4%
Scott P. Mitchell (1), (3)	1,855,952	3.7%
Vincent J. Mesolella (1), (4)	264,056	*
Patrick W. Walsh (1), (5)	200,000	*
Jody Brown (1), (6)	41,431	*
Xavier Hermosillo (1), (7)	20,000	*
Frederick P. Lyte (1)	—	—
George Douaire (1)	—

All Directors and Executive Officers as a Group (8 persons)	2,381,439	4.8%
* Less than 1%.

(1)	Executive Officer or Director.
(2)

Includes warrants to purchase 1,680,000 shares at $.10 per share, warrants to purchase 1,000,000 shares at $.13 per share, and warrants to purchase 40,000 shares at $0.50 per share. The Roberti Jacobs Family Trust is an irrevocable trust. The trustee of the trust is the mother-in-law of Mr. Gerard M. Jacobs, a former director and our former chief executive officer, secretary and treasurer. We have been advised that Mr. Jacobs is neither a trustee nor a beneficiary of the Roberti Jacobs Family Trust, however, his children are beneficiaries of the trust. The Roberti Jacobs Family Trust has pledged 3,229,726 shares of common stock to Mr. Scott P. Mitchell, our president and interim chief executive officer as security for a loan made by Mr. Mitchell to Mr. Jacobs and Mr. T. Benjamin Jennings, our former chairman.
(3)

Includes 71,429 shares of common stock and 39,285 warrants to purchase common stock at $4.12 per share owned by the Scott and Kristi Mitchell Family Limited Partnership, of which Mr. Mitchell has voting and dispositive power. Also includes 50,000 warrants to purchase common stock at $2.10 per share. Does not include 3,229,726 shares pledged by the Roberti Jacobs Family Trust to Scott P. Mitchell and warrants to purchase 510,000 shares of common stock pledged by T. Benjamin Jennings to Mr. Mitchell as collateral for a loan from Mr. Mitchell to Mr. Gerard M. Jacobs and Mr. T. Benjamin Jennings, described in footnote (2) above.

(4)	Includes warrants to purchase 200,000 shares of our common stock at $0.13 per share.
(5)	Consists of warrants to purchase 200,000 shares of common stock at $0.13 per share.
(6)	Includes warrants to purchase 41,431 shares of our common stock at $2.05 per share.
(7)	Consists of warrants to purchase 20,000 shares of our common stock at $2.05 per share.

Loan By Executive Officer

Scott P. Mitchell, our interim chief executive officer, president, and secretary loaned an aggregate of $3.1 million to Gerard M. Jacobs, our former chief executive officer and T. Benjamin Jennings, our former chairman, consisting of a $2 million loan to Messrs. Jennings and Jacobs as joint borrowers in March 2006, and a $1.1 million loan to Mr. Jennings in November 2005.  The loans are due and payable on or before June 27, 2006 and bear interest at 12% per annum.  As noted on the footnotes to the "Security Ownership of Certain Beneficial Owners and Management" table above, as security for the loans, the Roberti Jacobs Family Trust pledged 3,229,726 shares of our common stock to Mr. Mitchell and Mr. Jennings pledged to Mr. Mitchell warrants to purchase 510,000 shares of our common stock at an exercise price of $0.13 per share.  During the term of the loan, the Roberti Jacobs Family Trust and Messrs. Jennings and Jacobs may cause the sale of all or any portion the collateral so long as the offer and sale are made in accordance with applicable federal securites laws and the proceeds from the sale are applied to repay amounts due under the loans.

Item 9.01               Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press release, dated June 6, 2006, announcing the resignation of Dominic L. Ragosta from the board of directors.

	99.2	Audited balance sheets of Morex Marketing Group, LLC as of December 31, 2005 and 2004 and the related statements of operations, member’s equity and cash flows for the years then ended.

99.3

Audited combined balance sheets of Catamount Group, LLC, Catamount Management, LLC, and Plan Bee, LLC as of December 31, 2005 and 2004 and the related statements of operations, member’s equity and cash flows for the years then ended.

	99.4	Unaudited combined pro forma balance sheet as of December 31, 2005 and the unaudited combined pro forma statements of operations for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    June 7, 2006

THINK PARTNERSHIP INC.

By:	/s/ Scott P. Mitchell
Name:	Scott P. Mitchell
Title:	Interim Chief Executive Officer